UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PONTEM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2023

Pontem Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39882	98-1562955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2170 Buckthorne Place, Suite 320

Spring, Texas 77380

212-457-9077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	PNTM.U	New York Stock Exchange
Class A ordinary shares included as part of the units	PNTM	New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PNTM WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Pontem Corporation (the “Company”) has called an extraordinary meeting of shareholders to be held on January 13, 2023 (the “Extraordinary General Meeting”) for shareholders of the Company to consider and vote on the following proposals: (i) to extend the date by which the Company has to consummate a business combination from January 15, 2023 to July 15, 2023 or such earlier date as is determined by the board of directors of the Company ( the “Board”) to be in the best interests of the Company (the “Extension,” and such proposal, the “Extension Amendment Proposal”); (ii) to amend the Company’s investment management trust agreement, dated as of January 12, 2021, by and between the Company and Continental Stock Transfer & Trust Company (“CST”), to extend the date by which the Company has to liquidate the trust account established in connection with the Company’s initial public offering (the “Trust Account”) from January 15, 2023 to July 15, 2023 or such earlier date as is determined by the Board to be in the best interests of the Company (the “Trust Amendment Proposal”); and (iii) a proposal to allow for adjournment of the Extraordinary General Meeting, if necessary.

On January 9, 2023, Pontem Corporation (the “Company”) announced that, if the shareholders approve the Extension Amendment Proposal and Trust Amendment Proposal, Pontem LLC (“Pontem LLC”) and HSM-Invest (“HSM-Invest”) will effect a monthly deposit into the Trust Account of $833,333 (up to $5,000,000 for six months) as a loan to the Company (each, a “Contribution”) on or prior to the 15th each month during the 6-month extension period, unless the Board otherwise determines to liquidate the Company earlier (the “Contribution Date”). The initial Contribution will be made upon the approval of the Extension Amendment Proposal and the Trust Amendment Proposal and the implementation of the Extension. All funds in the Trust Account will be held in cash until the earlier of the consummation of an initial business combination or liquidation. Interest on the Trust Account is variable and is currently expected to be approximately 3.0% per annum.

Each Contribution will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable by the Company upon consummation of an initial business combination. If the Company does not consummate an initial business combination by July 15, 2023, the promissory note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

As previously disclosed, the Company has entered into a non-binding letter of intent with an established target company (the “Target”) operating a multinational industrial technology business that serves diversified end markets. The Target, which has been in operation for almost forty years, has a blue-chip customer base and is supported by strong shareholders. The Target had approximately $1 billion in revenues in 2021. In addition, the Company has teamed up with an affiliate of a premier alternative asset manager to support the transaction, which the Company expects will increase transaction certainty.

The Company expects to announce the transaction in the first quarter of 2023. However, completion of the transaction is subject to, among other things, the negotiation and execution of a definitive agreement providing for the transaction, satisfaction of the closing conditions included therein and approval of the transaction by the Company’s shareholders. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated.

Important Information and Where to Find It

The Company has mailed to its shareholders of record as of December 16, 2022, a definitive proxy statement for the Extraordinary General Meeting to approve the Extension Amendment Proposal and the Trust Amendment Proposal. The Company urges investors, shareholders and other interested persons to read the definitive proxy statement as well as other documents filed with the SEC, because these documents contain important information. Shareholders may also obtain a copy of the definitive proxy statement, and other documents filed with the Securities and Exchange Commission (the “SEC”), without charge, through the website maintained by the SEC at www.sec.gov. Shareholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Pontem Corporation, 2170 Buckthorne Place, Suite 320, Spring, Texas 77380.

Participants in Solicitation

The Company and one or more of its directors, advisory board members, executive officers, Pontem LLC and HSM-Invest, under SEC rules, may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the Extraordinary General Meeting. A list of the names of the Company’s directors, advisory board members, executive officers, Pontem LLC and HSM-Invest and a description of their respective interests in the Company is contained in the Company’s definitive proxy statement dated December 16, 2022, which was filed with the SEC and is available, without charge, through the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “would”, “seem”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “future”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to enter into definitive agreements or consummate a transaction with a target and the Company’s ability to obtain the financing necessary to consummate the potential transaction. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and the other potential parties to the transaction. These forward looking statements are subject to a number of risks and uncertainties, including: the Company’s ability to enter into definitive agreements or consummate a transaction with a target; the risk that the approval of the Company’s shareholders for the potential transaction is not obtained; failure to realize the anticipated benefits of the potential transaction, including as a result of a delay in consummating the potential transaction; the amount of redemption requests made by the Company’s shareholders and the amount of funds remaining in the Trust Account after satisfaction of such requests; those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2023

PONTEM CORPORATION

By:	/s/ Hubertus Muehlhaeuser
Name	Hubertus Muehlhaeuser
Title:	Chief Executive Officer

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